As Filed with the Securities and Exchange Commission on November 30, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

THE SECURITIES ACT OF 1933

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL REALTY TRUST, INC.

(Exact Name of Registrant As Specified in Its Charter)

MARYLAND	26-0081711
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900

San Francisco, California 94105

(415) 738-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

First Amended and Restated

Digital Realty Trust, Inc., Digital Services, Inc.

and Digital Realty Trust, L.P.

2004 Incentive Award Plan

(Full Title of the Plan)

Michael F. Foust

Chief Executive Officer

Digital Realty Trust, Inc.

560 Mission Street, Suite 2900

San Francisco, California 94105

(415) 738-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Keith Benson

Latham and Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, California 94111-2562

(415) 391-0600

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.01 per share (“Common Stock”)	5,783,902	35.69	$206,427,462.38	6,337.32

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Pursuant to Rules 457(h)(1) and 457(c) promulgated under the Securities Act, the proposed maximum offering price per share for such shares of Common Stock is based on the average of the high and low prices of the Registrant’s common stock on November 27, 2007 as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to the employees covered by the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan (the “Amended and Restated Plan”) as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Securities Act”). Such documents and the documents incorporated by reference in this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission on December 16, 2004, Registration File No. 333-121353, Digital Realty Trust, Inc., a Maryland corporation, previously registered 3,690,200 shares of common stock, par value $.01 per share, reserved for issuance from time to time in connection with the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan. Under this Registration Statement, we are registering the additional 5,783,902 shares of the common stock issuable under the Amended and Restated Plan. The contents of Registration Statement File No. 333-121353 are incorporated by reference herein.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, (incorporated by reference to Appendix A to the Registrant’s 2007 definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 30, 2007).

5.1*	Opinion of Venable LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	KPMG LLP—independent auditors’ consent.

23.3*	KPMG—independent auditors’ consent.

23.4*	Consent of The Schonbraun McCann Group LLP, independent registered public accounting firm.

23.5*	Consent of Venable LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (contained on the signature pages hereto).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on November 30, 2007.

DIGITAL REALTY TRUST, INC.

/s/ Michael F. Foust
Michael F. Foust
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael F. Foust and A. William Stein, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 registering shares to be issued under the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) specified below.

Signature	Title	Date

/s/ Richard A. Magnuson	Chairman of the Board	November 30, 2007
Richard A. Magnuson

/s/ Michael F. Foust	Chief Executive Officer and Director	November 30, 2007
Michael F. Foust	(Principal Executive Officer)

/s/ A. William Stein	Chief Financial Officer and Chief Investment	November 30, 2007
A. William Stein	Officer
(Principal Financial Officer)

Signature	Title	Date

/s/ Laurence A. Chapman	Director	November 30, 2007
Laurence A. Chapman

/s/ Kathleen Earley	Director	November 30, 2007
Kathleen Earley

/s/ Ruann F. Ernst, Ph.D.	Director	November 30, 2007
Ruann F. Ernst, Ph.D.

/s/ Dennis E. Singleton	Director	November 30, 2007
Dennis E. Singleton

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, (incorporated by reference to Appendix A to the Registrant’s 2007 definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 30, 2007).

5.1*	Opinion of Venable LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	KPMG LLP—independent auditors’ consent.

23.3*	KPMG—independent auditors’ consent.

23.4*	Consent of The Schonbraun McCann Group LLP, independent registered public accounting firm.

23.5*	Consent of Venable LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (contained on the signature pages hereto).

*	Filed herewith